Exhibit 10.43.a

THE TELX GROUP, INC.

2010 STOCK INCENTIVE PLAN

Restricted Stock Unit Award Agreement: Executives

You are hereby awarded Restricted Share Units (the “RSUs”) subject to the terms and conditions set forth in this Restricted Share Unit Award Agreement (the “Award Agreement” or “Award”) and in The Telx Group, Inc. 2010 Stock Incentive Plan (the “Plan”). A copy of the Plan is attached as Exhibit A. Terms beginning with initial capital letters within this Agreement have the special meaning defined in the Plan (or in this Award Agreement, if defined herein).

This Award is conditioned on your execution of this Award Agreement within twenty (20) days after the Grant Date specified in Section 1 below. By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan, subject to the provisions set forth below. As a result, you should not execute this Award Agreement until you have (i) carefully considered the terms and conditions of the Plan and this Award (including all of the attached Exhibits), and (ii) consulted with your personal legal and tax advisors about all of these documents.

1.	Specific Terms. Your RSUs have the following terms:

Name of Participant

Number of Shares Subject to Award

Purchase Price per Share (if applicable)	Not applicable.

Grant Date	, 20 .

Vesting	Your Award will vest with respect to twenty-five percent (25%) of the number of Shares designated above on each the first four annual anniversary dates (each a “Vesting Date”) of the Grant Date, provided that your Continuous Service has not ended before the particular Vesting Date (subject to the terms of any employment agreement between you and the Company).

Accelerated Vesting	You will become 100% vested in this Award if your Continuous Service ends (i) due to your death or your Disability, or (ii) due to your Involuntary Termination upon or after a Change in Control.

Deferral Elections	Allowed, if you make an election using the form attached as Exhibit D.

Recapture and Recoupment	☐Section 14 of the Plan shall apply re Termination, Rescission, and Recapture of this Award. ☐Section 15 shall apply re Recoupment of this Award.

2.	Termination of Continuous Service. Subject to the terms of any employment agreement between you and the Company (and/or any Affiliate) that is in effect when your Continuous Service terminates, this Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested, pursuant to terms of Section 1 above, on or before your Continuous Service ends.

3.	Satisfaction of Vesting Restrictions. No Shares will be issued before you complete the requirements that are necessary for you to vest in the Shares underlying your RSUs. As soon as practicable after the later of (i) the date on which your RSUs vest in whole or in part, or (ii) the distribution date or dates set forth in your deferral and distribution election forms (if allowed under Section 1 and made by you), the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one Share for each vested RSU with such number of Shares issued to you being reduced by a number of Shares having a fair market value equal to the sum of the par value per Share issued (as payment thereof) plus the minimum statutory tax withholding required in connection with the vesting of your RSUs, and with cash being withheld from your pay for any additional withholding and employment taxes that applicable tax laws may require. Certificates shall not be delivered to you unless all applicable employment and tax-withholding obligations have been satisfied.

4.	Dividends. You shall have Dividend Equivalent Rights with respect to this Award, and Section 10 of the Plan shall accordingly determine your right to collect any cash dividends or Share dividends that are declared and paid to the holders of Shares between the Grant Date and each vesting or deferred settlement date upon which you are entitled to receive Shares to settle this Award. To the extent that your Continuous Service ends before full vesting of the RSUs subject to this Award, you will forfeit all cash and Share-based dividends that are attributable to all of your non-vested RSUs.

5.	Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

6.	Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.

7.

Taxes. Except to the extent otherwise specifically provided in an employment or consulting agreement between you and the Company, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any applicable taxes that may arise pursuant to this Award (including taxes arising under Code Section 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

8.	Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (ii) the Company would not have granted this Award to you but for these acknowledgements and agreements.

9.	Investment Purposes. By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to your RSUs will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

10.	Securities Law Restrictions. By executing this Award Agreement you acknowledge that you have received a copy of the Prospectus describing the Plan. A copy of the Plan’s Prospectus is attached as Exhibit C. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

11.	Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

12.	Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

13.	Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

14.	Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by mail, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

15.	Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

16.	Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 18 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.

17.	Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

18.	Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

THE TELX GROUP, INC.

By:
Name:
Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

Signature:________________________________________

Printed Name of Participant:________________________________

Exhibit A

THE TELX GROUP, INC.

2010 STOCK INCENTIVE PLAN

Plan Document

(attached under this page)

Exhibit B

THE TELX GROUP, INC.

2010 STOCK INCENTIVE PLAN

Designation of Death Beneficiary

In connection with the Awards designated below that I have received pursuant to the Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐	any Award that I have received or ever receive under the Plan.

☐ the Award that I received pursuant to an award agreement dated , between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this
day of , 200_
________________________
Notary Public County of _______________________
State of _________________

Exhibit C

THE TELX GROUP, INC.

2010 STOCK INCENTIVE PLAN

Plan Prospectus

(attached under this page)

Exhibit D

THE TELX GROUP, INC.

2010 STOCK INCENTIVE PLAN

Deferral and Distribution Election

(if allowed under Section 1 of the RSU Award Agreement)

DEFERRAL AND DISTRIBUTION ELECTION (the “Election”), made this             day of             ,             , by me, as the undersigned participant in the above-referenced plan (the “Plan”) that is sponsored by The Telx Group, Inc. (the “Company”).

WHEREAS, I have received an Award of RSUs pursuant to an Award Agreement dated                  , 2010 (my “2010 RSU Award”) that permits me to make a deferral election pursuant to Section 7(e) of the Plan, and I desire to make such an election subject to the terms and conditions hereof.

NOW, THEREFORE, I hereby elect as follows, and the Company agrees to be bound by the terms of my elections herein effective immediately, provided that, within 30 days after the Grant Date set forth in my 2010 RSU Award, I provide an executive officer of the Company (other than myself) with an original copy of my completed and fully-executed Election herein:

1. Defined Terms. Terms beginning with initial capital letters within this Election have the special meaning defined in the Plan or my 2010 RSU Award (or in this Election for definitions set forth herein).

2. Provisions Incorporated by Reference. The terms of my 2010 RSU Award are incorporated herein by reference.

3. Term of Election. This Election and the provisions of my 2010 RSU Award and the Plan constitute the entire agreement between me and the Company regarding this matter, and will continue in full force and effect until and unless I execute a superseding distribution election pursuant to Section 8(c)(ii) of the Plan.

4. RSUs being Deferred. I hereby elect to defer the receipt of             percent (__%) of the Shares that would otherwise be transferred to me more than 12 months after the date of this deferral election (or upon my earlier death). I understand and recognize that pursuant to this Election, the Company agrees to credit me on its books and records with DSUs pursuant to the terms and conditions of Section 8 of the Plan.

5. Settlement of DSUs. The Company agrees to settle my DSUs through issuing unrestricted Shares (with cash being paid in lieu of fractional Shares) in accordance with the earliest to occur of the events determined pursuant to my elections in the following schedule:

Deferral and Distribution Election

Event	Form of Distribution		Time of Distribution

My Death	☐ ☐	One lump sum distribution. Substantially equal annual payments over a period of years (up to 10).	☐ ☐ ☐	As soon as practicable. The next January 1st. Other: .

My Disability	☐ ☐	One lump sum distribution. Substantially equal annual payments over a period of years (up to 10).	☐ ☐ ☐	As soon as practicable. The next January 1st. Other: .

My Other Separation from Service	☐ ☐	One lump sum distribution. Substantially equal annual payments over a period of years (up to 10).	☐ ☐ ☐	As soon as practicable. The next January 1st. Other: .

Change in Control	☐ ☐	One lump sum distribution. Substantially equal annual payments over a period of years (up to 10).	☐ ☐ ☐	As soon as practicable. The next January 1st. Other: .

Specified Date	☐ ☐	One lump sum distribution. Substantially equal annual payments over a period of years (up to 10).	Date: , .

Note: the term “Separation from Service” means the first to occur of a termination of your Continuous Service, or your “separation from service” within the meaning of Code Section 409A and associated rulings and regulations (with such separation being presumed to occur if based on a 50% or more reduction in your service, as determined thereunder).

6. Taxes. By signing this Election, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor any of its officers, directors, employees, or other service providers shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes.

The Committee shall nevertheless have the discretion (i) to condition any issuance of Shares on my satisfaction of applicable employment and withholding taxes; and (ii) to unilaterally interpret this Election in any manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that modifies or voids any election of mine to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, that

Deferral and Distribution Election

defers distributions pursuant hereto until the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is duly elected by me.

7. Effect of This Election. I recognize and agree that the Company will honor the terms and conditions of this Election, subject to any provisions of the Plan or my 2010 RSU Award that are not patently inconsistent herewith.

IN WITNESS WHEREOF, I have made this election on the day and year first above-written.

PARTICIPANT

My	Signature:

My	Printed Name: